UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2006, the Company’s Board of Directors nominated and elected, in accordance with the terms set forth in its Nominating Committee charter, Richard B. Beauchamp to serve as a Class II director for a term expiring at the May 2006 annual meeting. Mr. Beauchamp is not an officer or employee of the Company, and he is an "independent director", as that term is defined in SEC and Nasdaq rules. Mr. Beauchamp’s functions will include but will not be limited to service on the Audit Committee, Executive Compensation Committee and Employee Stock Option Committee. Mr. Beauchamp will fill the remaining term of a director position left vacant due to the death of Mr. Roland S. Boreham, Jr. Mr. Boreham passed away on February 5, 2006.

Mr. Beauchamp is a certified public accountant and has been a General Partner of Taylor Norris & Company, an accounting firm in Fort Smith, Arkansas since 1980. He has worked in the accounting profession since 1975. Mr. Beauchamp is also a director of Weldon, Williams & Lick, Inc., a specialty printing company, the University of Arkansas Fort Smith Foundation, the University of Arkansas Fort Smith Family Enterprise Center and serves on the boards of several community and civic organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date: February 9, 2006	/s/Robert M. Powell
Robert M. Powell
Chairman and Chief Executive Officer